Exhibit 4.3

EXECUTION COPY

Q2 HOLDINGS, INC. (F/K/A CBG HOLDINGS, INC.)

SECOND AMENDED AND RESTATED VOTING AGREEMENT

March 1, 2013

SECOND AMENDED AND RESTATED VOTING AGREEMENT

This Second Amended and Restated Voting Agreement (this “Agreement”) is made as of March 1, 2013 by and among Q2 Holdings, Inc. (f/k/a CBG Holdings, Inc.), a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A attached hereto (each an “Investor,” and collectively, the “Investors”) and all holders of Common Stock (as hereinafter defined) of the Company (each a “Common Holder” and together the “Common Holders”) listed on Exhibit B attached hereto, as such Exhibit B may be amended from time to time with no further action on the parties hereto to add subsequent holders of Common Stock of the Company.  The Investors and Common Holders are referred to herein collectively as the “Voting Parties.”

RECITALS

WHEREAS, the Company and certain of the Investors are parties to the First Amended and Restated Voting Agreement dated as of December 29, 2011 (the “Prior Agreement”);

WHEREAS, the Company has sold (i) shares of the Company’s Junior Convertible Preferred Stock, par value $0.0001 per share (the “Junior Preferred Stock”) pursuant to a Subscription Agreement, , (ii) shares of (the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to certain Investors pursuant to the Series A Stock Purchase Agreement dated as of July 27, 2007 (the “Series A Purchase Agreement”) and (iii) shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), to certain Investors pursuant to the Series B Stock Purchase Agreement dated as of December 29, 2011 (the “Series B Purchase Agreement”), and, in connection with this Agreement, the Company is selling shares of its Series C Convertible Preferred Stock par value $0.0001 per share (the “Series C Preferred Stock” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Senior Preferred Stock”), to certain Investors pursuant to the Series C Stock Purchase Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Series C Purchase Agreement” and together with the Series A Purchase Agreement and Series B Purchase Agreement, the “Purchase Agreements”);

WHEREAS, pursuant to Section 8(l) of the Prior Agreement, the Prior Agreement may be amended by the written consent of (i) the Company, (ii) the holders of at least a majority of the Series A Preferred Stock, Series B Preferred Stock and Junior Preferred Stock then outstanding and held by the Investors, voting as a single class on an as converted basis, and (iii) the holders of at least a majority of the Common Stock held by the Common Holders, voting as a separate class;

WHEREAS, the undersigned represent (i) the Company, (ii) the holders of at least a majority of the Series A Preferred Stock, Series B Preferred Stock and Junior Preferred Stock then outstanding and held by the Investors, and (iii) the holders of at least a majority of the Common Stock held by the Common Holders; and

WHEREAS, as a condition to the Series C Purchase Agreement, the Voting Parties have agreed to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Shares.  During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.  The holders of Senior Preferred Stock and Junior Preferred Stock will vote together with the holders of Common Stock and not as a separate class except as specifically provided herein, in the Charter (as such may be amended from time to time) or any of the agreements entered into in connection with the sale of the Senior Preferred Stock or as otherwise required by law.  Each share of Senior Preferred Stock and Junior Preferred Stock shall have a number of votes equal to the number of Common Stock then issuable upon conversion of such Senior Preferred Stock or Junior Preferred Stock, as applicable.

2.                                      Election of Boards of Directors.

(a)                                 Voting.  During the term of this Agreement, each Voting Party agrees to vote or caused to be voted all Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors (the “Board”) the following individuals:

(i)                                     Three Senior Designees (as defined below);

(ii)                                  Three Common Designees (as defined below); and

(iii)                               One Mutual Designee (as defined below).

(b)                                 Designation of Directors.  The designees to the Board described above (each a “Designee”) shall be selected as follows:

(i)                                     Each “Senior Designee” shall be chosen by the holders of at least 75% of the sum of shares of (i) Senior Preferred Stock and (ii) shares of Common Stock owned by holders of Series C Preferred Stock (the “Selected Common Stock”), voting together as a single class on an as converted basis; provided, however, that (A) one Senior Designee shall be an outside independent director with expertise in the Company’s industry, (B) for so long as any of Adams Street Partners LLC, Adams Street Partners 2006 Direct Fund, L.P., Adams Street Partners 2007 Direct Fund, L.P., Adams Street Partners 2008 Direct Fund, L.P., Adams Street Partners 2009 Direct Fund, L.P., Adams Street Partners 2010 Direct Fund, L.P., and/or Adams Street Partners 2011 Direct Fund L.P. or any of their affiliated funds own any shares of the Senior Preferred Stock, one Senior Designee shall be designated by Adams Street Partners, LLC on behalf of such funds (together, “ASP”) (the “ASP Designee”), appointed solely in the discretion of ASP and (C) for so long as any of Battery Ventures IX, L.P., Battery Investment Partners IX, LLC or any of their affiliated funds own any shares of the Senior Preferred Stock, one Senior Designee shall be designated by Battery Ventures IX, LLC on behalf of such funds (together, “Battery”) (the “Battery Designee”), appointed solely in the discretion of Battery.

(ii)                                  The “Common Designees” shall be approved by the holders of a majority of the Common Stock of the Company, voting as a separate class; provided, however, that one of the Common Designees shall be the CEO Director and one of the Common Designees shall be an unaffiliated independent outside director.  The “CEO Director” shall be the Company’s Chief Executive Officer, provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Voting Parties shall promptly vote their respective Common Stock (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Company’s Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

(iii)                               The “Mutual Designee” shall be approved by the holders of a majority of the outstanding shares of Common Stock and Senior Preferred Stock, voting together as a single class (on an as converted to common stock basis).

(c)                                  Current Designees.  For the purpose of this Agreement, the directors of the Company immediately following the Financing pursuant to the Series C Purchase Agreement shall be deemed to include the following Designees:

(i)                                     the Senior Designees shall initially be Jim Schaper, Jeffrey Diehl (serving as the ASP Designee) and Michael M. Brown (serving as the Battery Designee);

(ii)                                  the Common Designees shall initially be Jim Offerdahl, Charles Doyle, and R.H. “Hank” Seale, III (serving as the CEO Director); and

(iii)                               the Mutual Designee shall initially be Mike Maples, Sr.

(d)                                 Changes in Designees.  From time to time during the term of this Agreement, Investors who hold sufficient Shares to select a Designee pursuant to this Agreement may, in their sole discretion:

(i)                                     notify the Company in writing of an intention to remove from the Company’s Board any incumbent Designee who occupies a Board seat for which such Voting Parties are entitled to designate the Designee; or

(ii)                                  notify the Company in writing of an intention to select a new Designee for election to a Board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat).

In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take commercially reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares to cause: (a) the removal from the Company’s Board of the Designee or Designees so designated for removal, provided that no director elected pursuant to Sections 2(b)(i)(B) or 2(b)(i)(C) of this Agreement may be removed from office unless such removal is directed or approved by ASP or Battery, respectively; and (b) the election to the Company’s Board of any new Designee or Designees so designated, provided that any director elected pursuant to Sections 2(b)(i)(B) or 2(b)(i)(C) of this Agreement shall be designated by ASP or Battery, respectively.  To the extent permissible under the Delaware General Corporation Law, the Charter and the Company’s Bylaws, any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 2(b)(i)(B) or 2(b)(i)(C) of this Agreement shall be filled pursuant to the provisions of such sections.

(e)                                  Size of Board.  During the term of this Agreement, and except pursuant to the Charter, each Voting Party agrees to vote all Shares to maintain the authorized number of members of the Board of the Company at seven (7) directors.

(f)                                   Committees.  So long as ASP owns any shares of Senior Preferred Stock, each authorized committee of the Board shall include the ASP Designee and so long as Battery owns any shares of Senior Preferred Stock, each authorized committee of the Board shall include the Battery Designee.

(g)                                  Compensation. The Company shall promptly reimburse each member of the Board (or any committee thereof) for all reasonable out-of-pocket expenses and costs incurred by such member in connection with attending each regular or special meeting of the Board (or any committee thereof).

3.                                      Increase in Authorized Capital Stock; Adjustment.  Each Voting Party also agrees to vote all of his, her or its Shares from time to time and at all times, in whatever manner shall be necessary (i) to authorize an increase in the authorized capital stock of the Company so that there will be sufficient shares of Common Stock available for conversion of all of the then outstanding shares of Senior Preferred Stock, including without limitation at any time that an adjustment to the Conversion Price (as defined in the Company’s Third Amended and Restated Certificate of Incorporation as such may be amended from time to time (the “Charter”)) of the Senior Preferred Stock is made pursuant to the Charter and (ii) if and to the extent an Indemnified Person (as defined in the Series C Purchase Agreement) shall become entitled to and elects an adjustment of the Conversion Price of the Series C Preferred Stock pursuant to Section 7.10(e) of the Series C Purchase Agreement, to amend the Charter to provide for such adjustment in form and substance reasonably acceptable to such Indemnified Person.

4.                                      Drag Along Rights.

(a)                                 In the event that (a) the Board, (b) the holders of at least a majority of the outstanding shares of Common Stock (voting as a separate class), (c) the holders of at least a majority of the outstanding shares of Senior Preferred Stock (voting together as single class on an as-converted basis) and (d) in the event of a Deemed Liquidation Event (as defined in the Charter) that would result in proceeds per share of Series C Preferred Stock that are less than 1.75 times the Series C Issue Price (as defined in the Charter), a majority of the outstanding shares of Series C Preferred Stock (voting as a separate class), approve a Deemed Liquidation Event, then each Investor hereby agrees with respect to all securities of the Company which it own(s) or otherwise exercises voting or dispositive authority:

(i)                                     to vote such Voting Parties’ shares in favor thereof, and otherwise consent and raise no objection to such transaction, including, executing a merger or acquisition agreement or similar arrangement, and waive any dissenters’ rights, appraisal rights or similar rights that such Investor may have in connection therewith; and/or

(ii)                                  to sell such Voting Parties’ shares, and take all necessary and desirable actions as directed by the Board in connection with the consummation of such transaction, including, to the extent applicable, executing a purchase agreement (including agreeing to indemnification provisions therein) and selling, exchanging or otherwise transferring all of such Investor’s shares of the Company’s capital stock (including securities convertible into or exercisable for Common Stock).

5.                                      Termination.  This Agreement shall terminate on the earlier of (a) the consummation by the Company of a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock at a public offering; (b) (i) the written agreement of the Company, (ii) the holders of a majority of the shares of Common Stock then outstanding (voting as a separate class) and (iii) the holders of at least 75% of the sum of (A) the shares of Senior Preferred Stock and (B) Selected Common Stock, voting together as a single class on an as-converted basis; (c) the acquisition of the Company by another person or entity by means of any transaction or series of related transactions (including, without limitation, any stock sale, reorganization, merger, or consolidation), unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the

Corporation’s acquisition or sale or otherwise) hold at least 51% of the voting power of the surviving or acquiring entity; or (d) the effective time of any liquidation, winding up, or dissolution of the Company.

6.                                      Additional Shares.  In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Sale of the Company) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

7.                                      Restrictive Legend.  Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  SUCH VOTING AGREEMENT IS BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

8.                                      Miscellaneous.

(a)                                 Certain Definitions.  Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power.  “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law.

(b)                                 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(i)                                     if to a Voting Party, at such Voting Party’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Voting Party so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records, and if to an Investor, with a copy to (i) McDermott Will & Emery, LLP, 227 West Monroe Street, Chicago, Illinois 60606, Attn:  Ryan D. Harris and (ii) Nixon Peabody, LLP, 100 Summer Street, Boston, MA 02110, Attn: Christopher P. Keefe, or

(ii)                                  if to the Company, one copy should be sent to 9430 Research Blvd., Suite 120, Austin, TX 78759, or at such other address as the Company shall have furnished to the Voting Party’s, with a copy to John J. Gilluly III, P.C., DLA Piper LLP (US), 401 Congress Avenue, Suite 2500,  Austin, Texas 78701.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each party hereto agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by registered or certified mail, return receipt requested, postage prepaid, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors, attached hereto as Exhibit A. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(c)                                  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed an Adoption Agreement substantially in the form attached as Exhibit C, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

(d)                                 Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

(e)                                  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f)                                   Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(g)                                  Entire Agreement.  This Agreement, the Charter, the Purchase Agreements and the other Transaction Agreements (as defined in the Series C Purchase Agreement) and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party hereto in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or in the Charter, the Purchase Agreements, or other the Transaction Agreements.

(h)                                 Covenants of the Company. The Company agrees to use commercially reasonable efforts to ensure that the rights granted under this Agreement are effective and that the Voting Parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s commercially reasonable efforts to cause the nomination and election of the Directors as provided above.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Voting Parties against impairment.

(i)                                     Manner of Voting; Grant of Proxy.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  Each party hereby grants to the Secretary of the Company (other than with respect to Adams Street’s right to designate or remove directors as set forth in Sections 2(b)(i) or 2(d)), in the event that such party or parties fail to vote their Shares as required by this Agreement, a proxy coupled with an interest in all Shares beneficially owned by such party, which proxy is irrevocable until this Agreement terminates pursuant to its terms or is otherwise amended to remove such grant of proxy in accordance with this Agreement.

(j)                                    Not a Voting Trust.  This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

(k)                                 Specific Performance.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(l)                                     Amendment.  This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written consent executed by the Company, the holders of at least 75% of the sum of shares of (a) Senior Preferred Stock and (b) Selected Common Stock, voting together as a single class on an as converted basis, and the holders of at least a majority of the Junior Preferred Stock and Common Stock held by the Common Holders, voting together as a single class on an as converted basis.  Any amendment or waiver so effected shall be binding upon the Company and the Voting Parties and all of their respective successors and permitted assigns whether or not such a party, assignee or other stockholder entered into or approved such amendment or waiver.  Notwithstanding the foregoing, (x) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor to the extent such amendment, termination or waiver adversely affects such Investor in a manner different than other Investors, (y) the consent of a Voting Party shall not be required for any amendment or waiver if such amendment or waiver does not apply to such Voting Party and (z) Sections 2(b)(i)(B) and 2(b)(i)(C) shall not be amended without the written consent of ASP and Battery, respectively.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, construed as, a further or continuing waiver of any such term, condition or provision.  Notwithstanding the foregoing, Exhibit A and Exhibit B hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent holders of Common Stock and Preferred Stock (each a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit C.  Upon the execution and delivery of an Adoption Agreement by a New Party reasonably acceptable to the Company, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto.  By their execution hereof or any Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

(m)                             No Waiver.  The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(n)                                 Jurisdiction and Venue.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court or state court located in the

State of Delaware, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(o)           Attorney’s Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(p)           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(q)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic and facsimile copies of signed signature pages will be deemed binding originals.

(r)            Adoption Agreement.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit C.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor or Common Holder.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 7(r).  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 7.

(s)            Consent of Spouse.  If any individual Voting Party is married on the date of this Agreement, such Voting Party’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit D hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Voting Party s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Voting Party should marry or remarry subsequent to the date of this Agreement, such Voting Party shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

Signature Pages Follow.

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

COMPANY:

Q2 HOLDINGS, INC.

By:	/s/ Mark Johnson
Mark Johnson
Chief Financial Officer

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

ADAMS STREET 2006 DIRECT FUND, L.P.

By:	ASP 2006 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:	/s/ Jeffrey T. Diehl
Name:	Jeffrey T. Diehl
Title:	Partner

ADAMS STREET 2007 DIRECT FUND, L.P.

By:	ASP 2007 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:	/s/ Jeffrey T. Diehl
Name:	Jeffrey T. Diehl
Title:	Partner

ADAMS STREET 2008 DIRECT FUND, L.P.

By:	ASP 2008 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:	/s/ Jeffrey T. Diehl
Name:	Jeffrey T. Diehl
Title:	Partner

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

ADAMS STREET 2009 DIRECT FUND, L.P.

By:		ASP 2009 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:		/s/ Jeffrey T. Diehl
Name:		Jeffrey T. Diehl
Title:		Partner

ADAMS STREET 2010 DIRECT FUND, L.P.

By:		ASP 2010 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:		/s/ Jeffrey T. Diehl
Name:		Jeffrey T. Diehl
Title:		Partner

ADAMS STREET 2011 DIRECT FUND LP

By:		ASP 2011 DIRECT MANAGEMENT LP
Its general partner

By:		ASP 2011 DIRECT MANAGEMENT LLC
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:		/s/ Jeffrey T. Diehl
Name:		Jeffrey T. Diehl
Title:		Partner

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES IX, L.P.

By:	BATTERY PARTNERS IX, LLC
General Partner

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Member Manager

BATTERY INVESTMENT PARTNERS IX, LLC

By:	BATTERY PARTNERS IX, LLC
Managing Member

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Member Manager

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

C&B CAPITAL II, L.P.

By:	/s/ Steve B. Tye
Name:	Steve B. Tye
Title:	Member

C&B CAPITAL II (PF), L.P.

By:	/s/ Steve B. Tye
Name:	Steve B. Tye
Title:	Member

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

/s/ David H. Johnston
David H. Johnston

JOHNSTON 2007 EXEMPT TRUST

By:	/s/ David H. Johnston
Name:	David H. Johnston
Title:	Trustee

MOJO GIRLS 2007 EXEMPT TRUST

By:	/s/ David H. Johnston
Name:	David H. Johnston
Title:	Trustee

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

TEXAS INDEPENDENT BANCSHARES, INC.

By:	/s/ Charles T. Doyle
Name:	Charles T. Doyle
Title:	Chairman of the Board

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

/s/ David Nelson
David Nelson

/s/ Matt Flake
Matt Flake

/s/ Jim Offerdahl
Jim Offerdahl

/s/ Mark Maples
Mark Maples, Sr.

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first above written.

COMMON HOLDER:

RHS Investments-I, L.P., by and through Seale, Inc. , a Texas corporation, its general partner

By:	/s/ R.H. Seale
Name:	R.H. “Hank” Seale, III
Title:	President

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT

SECOND AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

If the Investor is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name		Social Security Number

Signature		Date

Phone:	Address:

Email:	Fax:

OR:

If the Investor is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity		Employer Identification Number

Date		State of Organization

Signed By:
Name:
Title:

Phone:	Address:

Email:	Fax:

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

VOTING AGREEMENT